UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 17, 2013

TF FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-24168	74-2705050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Penns Trail, Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (215) 579-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

TF FINANCIAL CORPORATION

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2013, TF Financial Corporation (the “Company”) entered into Amendment No. 2 to Agreement (“Amendment No. 2”) with Lawrence B. Seidman, Dennis Pollack, 2514 Multi-Strategy Fund, L.P., Broad Park Investors, L.L.C., CBPS, L.L.C., LSBK06-08, L.L.C., Seidman and Associates, L.L.C., Seidman Investment Partnership, L.P. and Seidman Investment Partnership II, L.P. (such entities, together with Mr. Seidman and Mr. Pollack, the “Group”; each individually, a “Group Member”).  The Group Members are stockholders of the Company who beneficially own an aggregate of 5.44% of the Company’s issued and outstanding shares of common stock as of the date of Amendment No. 2.

Amendment No. 2, among other things, amends the original Agreement, by and among the Company and certain Group Members, dated November 4, 2011, as amended by Amendment No. 1 thereto, dated December 3, 2012 (collectively, the “Agreement”), by establishing that the Agreement will remain in effect until November 4, 2014 or for as long as Dennis Pollack remains a director of the Company, whichever is later, unless terminated earlier because the Company ceases to exist.  All other terms and conditions of the Agreement remain unchanged and in full force and effect.

The foregoing description is qualified in its entirety by reference to the full text of Amendment No. 2, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Item 9.01.                                 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                           Description of Exhibit

10.1
Amendment No. 2 to Agreement, dated December 17, 2013, by and among TF Financial Corporation, Dennis Pollack, Lawrence B. Seidman, 2514 Multi-Strategy Fund, L.P., Broad Park Investors, L.L.C., CBPS, L.L.C., LSBK06-08, L.L.C., Seidman and Associates, L.L.C., Seidman Investment Partnership, L.P., and Seidman Investment Partnership II, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TF FINANCIAL CORPORATION
Date: December 17, 2013	By:	/s/ Kent C. Lufkin
Kent C. Lufkin President and Chief Executive Officer (Duly Authorized Representative)